PS BUSINESS PARKS, INC.
                      Exhibit 12: Statement re: Computation
                     of Ratio of Earnings to Fixed Charges


                                                                             Three Months Ended
                                                                                  March 31,
                                                                   ---------------------------------------
                                                                        1999                     1998
                                                                   --------------           --------------
                                                                    (Amounts in thousands, except ratios)

      Net income............................................       $    9,442,000           $   4,330,000
      Minority interest.....................................            2,966,000               2,814,000
      Interest expense......................................              909,000                 247,000
                                                                   --------------           -------------
      Earnings available to cover fixed charges.............       $   13,317,000           $   7,391,000
                                                                   ==============           =============
      Fixed charges (1).....................................       $    1,094,000           $     247,000
                                                                   ==============           =============
      Ratio of earnings to fixed charges....................                12.17                   29.92
                                                                   ==============           =============

                                                                   Years Ended December 31,
                                        ------------------------------------------------------------------------------
                                             1998             1997            1996             1995            1994
                                        ------------     ------------    ------------     ------------    ------------
Net income.........................     $ 29,400,000     $  3,836,000    $    519,000     $  1,192,000    $  1,245,000
Minority interest..................       11,208,000        8,566,000               -                -               -
Interest expense...................        2,361,000            1,000               -                -               -
                                        ------------     ------------    ------------     ------------    ------------
Earnings available to cover fixed
   charges.........................     $ 42,969,000     $ 12,403,000    $    519,000    $   1,192,000    $  1,245,000
                                        ============     ============    ============    =============    ============
Fixed charges (1)..................     $  2,629,000     $      1,000    $          -     $          -    $          -
                                        ============     ============    ============    =============    ============
Ratio of earnings to fixed charges.            16.34           12,403         N/A             N/A              N/A
                                        ============     ============    ============    =============    ============


(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12

                             PS BUSINESS PARKS, INC.
           Exhibit 12: Statement re: Computation of Ratio of Earnings
                                to Fixed Charges


Supplemental  disclosure  of Ratio of  Funds  from  Operations
("FFO") to fixed charges:


                                                                             Three Months Ended
                                                                                  March 31,
                                                                        1999                     1998
                                                                    (Amounts in thousands, except ratios)

      FFO...................................................       $   18,390,000               $9,444,000
      Interest expense......................................              909,000                  247,000
                                                                   --------------          ---------------
      Adjusted FFO available to cover fixed charges.........       $   19,299,000          $     9,691,000
                                                                   ==============          ===============

      Fixed charges (1).....................................       $    1,094,000          $       247,000
                                                                   ==============          ===============
      Ratio of FFO to fixed charges.........................                17.64                    39.23
                                                                   ==============          ===============

                                                                   Years Ended December 31,
                                        ------------------------------------------------------------------------------
                                            1998             1997            1996             1995            1994
                                        ------------     ------------    ------------     ------------    ------------
FFO................................     $ 57,430,000     $ 17,597,000    $    303,000     $    720,000    $    757,000
Interest expense...................        2,361,000            1,000               -                -               -
                                        ------------     ------------    ------------     ------------    ------------
Adjusted   FFO   available  to  cover
   fixed charges...................     $ 59,791,000     $ 17,598,000    $    303,000     $    720,000    $    757,000
                                        ============     ============    ============     ============    ============
Fixed charges (1)..................     $  2,629,000     $      1,000    $          -     $          -    $          -
                                        ============     ============    ============     ============    ============
Ratio of FFO to fixed charges......            22.74           17,598         N/A             N/A              N/A
                                        ============     ============    ============     ============    ============



(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12